UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Cybex International, Inc. (the “Company”) has increased the size of its Board of Directors (the “Board”) from 8 to 9 members. Upon the recommendation of the Nominating Committee, the Board elected Robert Smyth to fill the newly created director position, effective as of December 16, 2009. On December 17, 2009, the Company issued a press release announcing the election of Mr. Smyth to the Board.

The Board has not determined the standing committees of the Board of Directors to which Mr. Smyth will be appointed.

There is no arrangement or understanding between Mr. Smyth and any other person pursuant to which he was selected as a director. There are no relationships between Mr. Smyth and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As a non-employee director of the Company, Mr. Smyth will participate in the compensation program for non-employee directors of the Company described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 26, 2009. Mr. Smyth will also receive a one-time grant of 23,256 shares of restricted common stock of the Company pursuant to the terms of the 2005 Omnibus Incentive Plan.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated December 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2009	CYBEX INTERNATIONAL, INC. (Registrant)

	By:	/S/ JOHN AGLIALORO
	Name:	John Aglialoro
	Title:	Chief Executive Officer